DATE: October 28, 2004

FOR IMMEDIATE RELEASE

AMERICAN MEDICAL SYSTEMS REPORTS RECORD $52.3 MILLION SALES IN THIRD QUARTER

Growth Rates Top 30% for Both Men’s and Women’s Health

     MINNEAPOLIS, October 28, 2004 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported record sales of $52.3 million for the third quarter of 2004, a 32 percent increase over sales of $39.6 million in the comparable quarter of 2003 (with 1 percentage point of the increase coming from currency exchange rate changes). The third quarter revenue includes $4.6 million from the Company’s first partial quarter of sales from the acquisition of TherMatrx, Inc.

     The Company reported a net loss of $13.5 million, or $0.40 per share, after the $22.2 million tax- adjusted effect of an in-process research and development (IPR&D) charge related to the acquisition of TherMatrx. The prior year’s third quarter earnings were reported at $6.9 million, or $0.20 per share, including a non-recurring tax benefit of $1.1 million or $0.03 per share.

     Net income for the quarter, excluding the impact of the IPR&D charge, was a record $8.7 million, or $0.25 per share. Net income for third quarter 2003, adjusted for the non-recurring tax benefit, was $5.8 million, or $0.17 per share. Net income growth, excluding the impact of these non-recurring items for both 2004 and 2003, was 49 percent. A reconciliation of GAAP earnings to these adjusted results is included in the attached financial tables.

     Sales for the nine months through September 2004 were $148.7 million, up nearly 23 percent from sales of $121.1 million during the comparable period of 2003 (with 2 percentage points of the increase coming from currency exchange rate changes).

     Net income as reported for the nine month period was $2.9 million, or $0.08 per share, after the IPR&D charge. Reported net income for the first nine months of 2003 was $18.7 million, or $0.55 per share, including the non-recurring tax benefit previously described. Excluding these non-recurring items in both years, net income for the first nine months of 2004 was $25.2 million, or $0.72 per share, up 43 percent from $17.6 million, or $0.52 per share, in the comparable period of 2003. A reconciliation of GAAP earnings to these adjusted year-to-date results is included in the attached financial tables.

     Douglas W. Kohrs, Chairman and Chief Executive Officer, commented, “The growth across our entire product portfolio confirms our continued commitment to both men’s and women’s health. Even without the impact of the TherMatrx acquisition, this quarter’s revenue grew 21 percent, reflecting balanced growth across our major product categories. Our erectile restoration business, on the strength of a new product introduction, improved over 9 percent in the quarter. Our male continence business, which provides solutions in the form of both an artificial sphincter and a sling, posted its highest quarterly growth rate of 2004 at over 30 percent. Our expanded prostate business, which provides solutions for benign prostatic hyperplasia, clearly contributed to the quarter as our men’s health business reached record levels. Women’s health, with a growth rate of nearly 34 percent, again exemplified our leadership in the industry. Both urology and gynecology customers benefited more than ever from our commitment to treating their patients’ debilitating conditions as nearly 33,000 patients were served by our products and therapies.”

American Medical Systems
October 28, 2004

Outlook

     The Company has increased its revenue and earnings guidance and now expects full year 2004 revenue to be in the range of $208 to $210 million, generating earnings per share of $0.99 to $1.01 (excluding the third quarter charge for IPR&D). This forecast incorporates a fourth quarter revenue estimate of $59 to $61 million, generating earnings per share in the range of $0.27 to $0.29.

Earnings Call Information

     American Medical Systems will host a conference call today at 5:00 p.m. (EDT) to discuss its third quarter 2004 results. Those without internet access may join the call from within the U.S. by dialing 800-572-9815; outside the U.S., dial 706-634-6046. A live webcast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay two hours after the completion of the call.

About American Medical Systems

     American Medical Systems, headquartered in Minnetonka, Minnesota is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, and other pelvic disorders in men and women. Although not life threatening, these disorders can significantly diminish one’s quality of life and profoundly affect social relation-ships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat over 120,000 patients in 54 countries during the last year.

Forward-Looking Statements

     Statements about the company’s future product availability and sales are forward-looking statements subject to risks and uncertainties including the timing and success of new product introductions; physician acceptance, endorsement, and use of the company’s products; competitor activities; changes in and adoption of reimbursement rates; and potential product recalls. These and other risks are more fully described in the company’s Annual Report on Form 10-K for the year ended January 3, 2004, and its other SEC filings. Actual results may differ materially from anticipated results.

     More information about the company and its products can be found at its website www.AmericanMedicalSystems.com and in the company’s Annual Report on Form 10-K for 2003 and its other SEC filings.

Contact:	Carmen Diersen Executive Vice President and Chief Financial Officer 952-930-6495 Carmen.Diersen@AmericanMedicalSystems.com

Doug Kohrs Chairman and Chief Executive Officer 952-930-6188 Doug.Kohrs@AmericanMedicalSystems.com

American Medical Systems
October 28, 2004

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Net sales	$52,326	$39,559	$148,732	$121,130
Cost of sales	9,508	7,110	27,485	21,434

Gross profit	42,818	32,449	121,247	99,696

Operating expenses
Marketing and selling	18,349	15,245	52,092	47,026
Research and development	4,305	3,739	11,466	11,013
In process research and development	35,000	—	35,000	—
General and administrative	5,120	4,110	15,206	12,025
Amortization of intangibles	1,850	1,150	3,969	3,254

Total operating expenses	64,624	24,244	117,733	73,318

Operating income (loss)	(21,806)	8,205	3,514	26,378

Other income (expense)
Royalty income	627	711	1,548	2,175
Interest income	231	107	541	349
Interest expense	(357)	(235)	(806)	(1,659)
Other income (expense)	3	113	(184)	434

Total other income (expense)	504	696	1,099	1,299

Income (loss) before income taxes	(21,302)	8,901	4,613	27,677

Provision for income taxes	(7,775)	1,961	1,684	8,946

Net income (loss)	($13,527)	$6,940	$2,929	$18,731

Net income (loss) per share
Basic	($0.40)	$0.21	$0.09	$0.57
Diluted	($0.40)	$0.20	$0.08	$0.55

Weighted average common shares used in calculation
Basic	33,669	32,974	33,429	32,773
Diluted	33,669	34,455	35,088	34,193

American Medical Systems
October 28, 2004

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	October 2, 2004	January 3, 2004
Assets
Current assets
Cash and short-term investments	$36,405	$58,953
Accounts receivable, net	40,340	33,507
Inventories	21,113	18,402
Deferred taxes and other current assets	10,803	8,533

Total current assets	108,661	119,395

Property, plant and equipment, net	22,124	25,489
Goodwill and intangibles, net	145,584	116,455
Deferred taxes and other assets	7,854	17,988

Total assets	$284,223	$279,327

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,264	$4,621
Accrued liabilities and taxes	30,437	17,996
Current portion of notes payable	—	7,159

Total current liabilities	34,701	29,776
Long-term notes payable	—	9,205
Stockholders’ equity	249,522	240,346

Total liabilities and stockholders’ equity	$284,223	$279,327

American Medical Systems
October 28, 2004

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(In thousands)

	Nine Months Ended
	October 2, 2004	September 27, 2003
Cash flows from operating activities
Net income	$2,929	$18,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,338	4,447
Loss on asset disposals	16	—
Amortization of intangibles, including deferred financing costs	4,301	3,457
Non-cash in-process research and development charge	35,000	—
Non-cash deferred compensation	53	129
Income tax benefit related to stock option plans	1,477	1,227
Change in net deferred taxes	(10,804)	822
Changes in operating assets and liabilities	(4,912)	(6,423)

Net cash provided by operating activities	33,398	22,390

Cash flows from investing activities
Purchase of property, plant and equipment	($1,804)	($3,202)
Purchase of license agreement	(2,500)	—
Purchase of businesses, net of cash acquired	(40,075)	(43,152)

Net cash used in investing activities	(44,379)	(46,354)

Cash flows from financing activities
Issuance of common stock	$5,326	$2,064
Payments on long-term debt	(16,364)	(4,956)

Net cash used in financing activities	(11,038)	(2,892)

Effect of exchange rates	(529)	1,376

Net decrease in cash and cash equivalents	($22,548)	($25,480)

American Medical Systems
October 28, 2004

American Medical Systems Holdings, Inc.
Selected Sales Information
(In thousands)

	Three Months Ended		Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Sales
Product line
Men’s health
Erectile restoration	$18,620	$17,058	$54,004	$52,876
Continence	11,143	8,561	35,575	29,064
Prostate treatment	5,514	1,188	7,769	3,699

Total men’s health	35,277	26,807	97,348	85,639

Women’s health	17,049	12,752	51,384	35,491

Total	$52,326	$39,559	$148,732	$121,130

Geography
United States	$43,271	$33,023	$117,512	$99,289
Outside United States	9,055	6,536	31,220	21,841

Total	$52,326	$39,559	$148,732	$121,130

Percent of total sales
Product line
Men’s health
Erectile restoration	36%	43%	36%	44%
Continence	21%	22%	24%	24%
Prostate treatment	11%	3%	5%	3%

Total men’s health	67%	68%	65%	71%

Women’s health	33%	32%	35%	29%

Total	100%	100%	100%	100%

Geography
United States	83%	83%	79%	82%
Outside United States	17%	17%	21%	18%

Total	100%	100%	100%	100%

American Medical Systems
October 28, 2004

American Medical Systems Holdings, Inc.
Adjustments to Operating Income, Net Income and Earnings per Share for Consistent Presentation
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Reported (GAAP) operating income (loss)	($21,806)	$8,205	$3,514	$26,378
Adjust for in-process research and development charge	35,000	—	35,000	—

Adjusted operating income	$13,194	$8,205	$38,514	$26,378
Reported (GAAP) net income (loss)	($13,527)	$6,940	$2,929	$18,731
Adjust for in-process research & development, net of tax	22,225	—	22,225	—
Adjust for non-recurring tax benefit charge	—	(1,100)	—	(1,100)

Adjusted net income	$8,698	5,840	25,154	17,631

Adjusted net income per share
Basic	$0.26	$0.18	$0.75	$0.54
Diluted	$0.25	$0.17	$0.72	$0.52

Weighted average common shares used in calculation
Basic	33,669	32,974	33,429	32,773
Diluted	35,285	34,455	35,088	34,193